Chanticleer Holdings Signs Binding Letter of Intent for the Existing Hooters Location in Nottingham, England

- Secures $3M in Funding from a Consortium of Investors-

CHARLOTTE, NC – August 2, 2013 – Chanticleer Holdings, Inc. (Nasdaq: HOTR) (“Chanticleer Holdings” or “the Company”), a franchisee of international Hooters® restaurants and a minority owner in the privately held parent company of the Hooters® brand, Hooters of America, has signed a Binding Letter of Intent for the acquisition of the Hooters restaurant in Nottingham, England, for a total purchase price $3,150,000, from West End Wings, Limited (the “Seller”), another Hooters franchisee. The closing is contingent upon the completion of a full and accurate audit, and is expected to occur the earlier of the completion of the audit or October 31, 2013. Nottingham will be Chanticleer’s second European and seventh international location.

West End Wings has operated the Nottingham restaurant for 13 years. The restaurant is one of Hooters’ leading international locations, and is located in an area that is home to successful sporting teams and tourist attractions. The restaurant’s current management team will continue to operate the restaurant under Chanticleer’s new ownership. The restaurant has 340 seats, including two outdoor patio areas that accommodate a total of 80 customers.

With the signing of the Binding Letter of Intent, Chanticleer provided the Seller with a $200,000 deposit towards the purchase consideration. On August 2, 2013, the Company closed on a $3 million funding in the form of convertible debt from a consortium of investors. The company intends to issue a press release and an 8-K filing with the Securities and Exchange Commission with details of the financing and Binding Letter of Intent.

Mike Pruitt, CEO and President of Chanticleer Holdings, commented, “Signing this Binding Letter of Intent for the Nottingham location is a tremendous step forward in our plans to expand Chanticleer’s European Hooters’ footprint and to achieve profitability. We are extremely grateful for the opportunity to have secured the funding from the consortium of investors who independently evaluated the promise of our plans. Nottingham has been a stellar location for the iconic Hooters brand, and we look forward to closing this transaction soon and benefitting from the restaurant’s future success. ”

About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of seven Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia and Budapest in Hungary.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America, a privately held company. Today, Hooters of America is an operator and the franchisor of over 430 Hooters® restaurants in 28 countries. Chanticleer maintains a minority ownership stake in Hooters of America and its CEO, Mike Pruitt, is also a member of Hooters' Board of Directors.
For further information, please visit www.chanticleerholdings.com
Facebook: www.Facebook.com/ChanticleerHOTR
Twitter: http://Twitter.com/ChanticleerHOTR

For further information on Hooters of America, visit www.Hooters.com
Facebook: www.Facebook.com/Hooters
Twitter: http://Twitter.com/Hooters

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1

mp@chanticleerholdings.com